Rubicon Master Fund
Aurora Oil & Gas Corporation (AOG)
November 8, 2006

Joint Filer Information

1.    Name:    Rubicon Fund Management Ltd.
      Address: P.O Box 309 Ugland House
               George Town, Cayman Islands

2.    Name:    Rubicon Fund Management LLP
      Address: P.O Box 309 Ugland House
               George Town, Cayman Islands

3.    Name:    Horace Joseph Leitch III
      Address: 103 Mount St.
               London,W1K2TJ, United Kingdom

4.    Name:    Paul Anthony Brewer
      Address: 103 Mount St.
               London,W1K2TJ, United Kingdom

5.    Name:    Jeffrey Eugene Brummette
      Address: 103 Mount St.
               London,W1K2TJ, United Kingdom

6.    Name:    Vilas Gadkari
      Address: 103 Mount St.
               London,W1K2TJ, United Kingdom

7.    Name:    William Francis Callanan
      Address: 103 Mount St.
               London,W1K2TJ, United Kingdom

Designated Filer:                   Rubicon Master Fund
Issuer & Ticker Symbol:             Aurora Oil & Gas Corporation (AOG)
Date of Event Requiring Statement:  November 7, 2006

NOTE: (1) Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd. and Rubicon Fund Management LLP share all investment and voting power with respect to the Common Stock reported in this Form 4 (the "Securities") , which are directly held by Rubicon Master Fund. By reason of the provisions under Rule 16a-1 of the Securities Exchange Act of 1934, as amended, each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari and Horace Joseph Leitch III may be deemed to be beneficial owners of the Securities. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari and Horace Joseph Leitch III disclaim beneficial ownership of the Securities.

RUBICON FUND MANAGEMENT LTD.

By: /s/ David DeRosa
    ----------------------------
    Name: David DeRosa
    Title: Authorized Person


RUBICON FUND MANAGEMENT LLP

By: /s/ Horace Joseph Leitch III
    ----------------------------
    Name: Horace Joseph Leitch III
    Title: Authorized Person


PAUL ANTHONY BREWER

By: /s/ Paul Anthony Brewer
    ----------------------------
   Name: Paul Anthony Brewer

JEFFREY EUGENE BRUMMETTE

By: /s/ Jeffrey Eugene Brummette
    ----------------------------
    Name: Jeffrey Eugene Brummette


WILLIAM FRANCIS CALLANAN

By: /s/ William Francis Callanan
    ----------------------------
    Name: William Francis Callanan

VILAS GADKARI

By: /s/ Vilas Gadkari
    ----------------------------
    Name: Vilas Gadkari


HORACE JOSEPH LEITCH III

By: /s/ Horace Joseph Leitch III
    ----------------------------
    Name: Horace Joseph Leitch III